EXHIBIT 23

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                          INDEPENDENT AUDITOR'S CONSENT



We sent to the incorporation by reference in Registration Statement No. 33-95072 of Landmark Bancshares, Inc. on Form S-8 of our report dated October 28, 1999 incorporated by reference in this Annual Report on Form 10-K of Landmark Bancshares, Inc. for the year ended September 30, 1999.




                                        /s/Regier Carr & Monroe, L.L.P.
                                        Regier Carr & Monroe, L.L.P.


December 27, 1999
Wichita, Kansas